EXHIBIT 23

                    OPINIONS OF INDEPENDENT ACCOUNTANTS
                              _______________

SNODGRASS
Certified Public Accountants
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To the Stockholders and Board of Directors of
Citizens Financial Services, Inc.

     We have audited the consolidated balance sheet of Citizens Financial Services, Inc. and subsidiary as of December 31, 1994, and the related consolidated statement of income, changes in stockholders' equity and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Citizens Financial Services, Inc., and subsidiary as of December 31, 1993 and for each of the years in the two year period then ended, were audited by other auditors whose report dated February 11, 1994, expressed an unqualified opinion on those consolidated financial statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens Financial Services, Inc. and subsidiary as of December 31, 1994, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes and its method of accounting for investment securities in 1993.


/s/ S. R. Snodgrass, A.C.

Wexford, PA
February 10, 1995

S.R. Snodgrass, A.C.
101 Bradford Road, Wexford, PA 15090-6909  Phone: 412-934-0344
Facsimile: 412-934-0345
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PARENTE RANDOLPH ORLANDO CAREY & ASSOCIATES
Certified Public Accountants & Consultants

                       INDEPENDENT AUDITORS' CONSENT

Citizens Financial Services, Inc.
Mansfield, Pennsylvania:

     We consent to the incorporation by reference in this Form 10-K of Citizens Financial Services, Inc. of our report dated February 11, 1994 on the Company's financial statements as of December 31, 1993 and for each of the years in the two year period then ended appearing in the Annual Report on Form 10-K of Citizens Financial Services, Inc. filed for the year ended December 31, 1993.

                         /s/ Parente, Randolph, Orlando, Carey & Associates

Williamsport, Pennsylvania
March 27, 1995
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